Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "VIRPAX PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF MAY, A.D. 2017, AT 11:48 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6409235 8100
SR# 20173427704

Authentication: 202537283
Date: 05-15-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:48 AM 05/12/2017
FILED 11:48 AM 05/12/2017
SR 20173427704 - File Number 6409235

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
OF
VIRPAX PHARMACEUTICALS, INC.
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation pursuant to the General Corporation Law of the State of Delaware (the "**DGCL**"), hereby certifies as follows:

FIRST: The name of the Corporation is Virpax Pharmaceuticals, Inc. (the "**Corporation**").

SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address upon whom process against the Corporation may be served is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

1. The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-one million (21,000,000), of which (i) twenty million (20,000,000) shares shall be a class designated as common stock, par value $0.00001 per share (the "**Common Stock**"); and (ii) one million (1,000,000) shares shall be a class designated as preferred stock, par value $0.00001 per share (the "**Preferred Stock**").

2. The number of authorized shares of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including pursuant to any certificate of designation of any series of Preferred Stock).

3. The Corporation's Board of Directors ("**Board**") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

FIFTH: The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Scott Siegel	65 Livingston Avenue Roseland, NJ 07068

SIXTH: In furtherance and not in limitation of the powers conferred by the State of Delaware:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Corporation's bylaws (the "**Bylaws**"). No election of directors need be by written ballot unless the Bylaws shall so provide.

2. The Board is expressly authorized to adopt, amend or repeal the Bylaws.

3. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) at such place within or without the State of Delaware as the Bylaws may provide or as may be designated from time to time by the Board.

SEVENTH:

1. Subject to any provisions in the Bylaws related to indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "**Proceeding**") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. For purposes of this Article SEVENTH, an "officer" shall mean any person who is appointed as an officer of the Corporation by resolution of the Board in accordance with the Bylaws.

2. The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

3. A right to indemnification or to advancement of expenses arising under a

provision of this Certificate of Incorporation or the Bylaws shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

4. Any amendment, repeal or modification of the foregoing provisions of this Article SEVENTH shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

EIGHTH:

1. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither any amendment nor repeal of this Article, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

NINTH: In recognition that each Principal Stockholder (as defined below) and their respective Representatives (as defined below) currently have, and may in the future have or may consider acquiring, investments in corporations, limited liability companies, partnerships, associations, joint-stock corporations, trusts or other forms of business entity with respect to which each Principal Stockholder or their respective Representatives may serve as an advisor, a director or in some other capacity, and in recognition that each Principal Stockholder and their respective Representatives may have myriad duties to various investors and partners, and in anticipation that the Corporation, and its subsidiaries, if any, on the one hand, and each of the Principal Stockholders, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this Article NINTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve such Principal Stockholder. Except as a Principal Stockholder may otherwise agree in writing after the date hereof:

1. Such Principal Stockholder and its respective Representatives shall have the right: (i) to directly or indirectly engage in any business or activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation and its subsidiaries; (ii) to directly or indirectly do business with any client or customer of the Corporation and/or its subsidiaries; (iii) to take any other action that such Principal Stockholder believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Article NINTH; and (iv) not to present potential transactions, matters or business opportunities to the Corporation or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

2. Such Principal Stockholder and its respective Representatives shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Corporation or any of its stockholders, subsidiaries or affiliates or to refrain from any actions specified in this Article NINTH, and the Corporation, on its own behalf and on behalf of its stockholders, subsidiaries and affiliates, hereby renounces and waives any right to require such Principal Stockholder or any of its respective Representatives to act in a manner inconsistent with the provisions of this Article NINTH.

3. None of the Principal Stockholders, nor any of their respective Representatives, shall (i) be liable to the Corporation or any of its stockholders, subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Article NINTH or of any such person's participation therein; or (ii) have any duty to communicate or present any activities or omissions of the types referred to in this Article NINTH to the Corporation or its stockholders, subsidiaries or affiliates. The Principal Stockholder and their respective Representatives shall have the right to hold any of the activities or omissions of the types referred to in this Article NINTH for its own account, or the account of another person, or to recommend, sell, assign or to otherwise transfer such activity or omission to persons other than the Corporation or any stockholder, subsidiary or affiliate of the Corporation. The Corporation acknowledges that this Article NINTH renounces specified business opportunities as contemplated by Section 122(17) of the DGCL. To the fullest extent permitted by the DGCL, the Corporation hereby waives any claim against each Principal Stockholder and its respective Representatives against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Principal Stockholder or its respective Representatives from pursuing or engaging in transactions contemplated by this Article NINTH.

As used herein, "**Principal Stockholder**" means (i) holders of at least 10% of the shares of Common Stock (or securities exchangeable, convertible or exercisable for shares of Common Stock) of the Company (a "**Major Stockholder**"); (ii) any member of the Board (a "**Director**"); and (iii) the respective "**Affiliates**" of each Major Stockholder and Director, which shall mean, (1) with respect to any Major Stockholder, any of (a) a director (or person in a similar position), officer or stockholder or interest holder holding 50% or more of the voting power of such Major Stockholder; or (b) a spouse, parent, sibling or descendant (including adopted or stepchildren) of such Major Stockholder (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Major Stockholder) and any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Major Stockholder; and (2) with respect to

any Director, any of (a) a person in which such Director is a director (or person in a similar position), officer or employee; or (b) a spouse, parent, sibling or descendant (including adopted or stepchildren) of such Director. The terms "**control**" and "**controlled**" include, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

As used herein, "**Representatives**" means the officers, directors, agents, members, partners, employees or affiliates of such Principal Stockholder.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

ELEVENTH: The Corporation hereby elects not to be governed by Section 203 of the DGCL, as from time to time in effect or any successor provision thereto.

TWELVETH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Corporation; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

[*Remainder of Page is Intentionally Left Blank; Signature Page Follows*]

I, The Undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of May, 2017.

VIRPAX PHARMACEUTICALS, INC.

/s/ Scott Siegel
Name: Scott Siegel
Title: Sole Incorporator

VIRPAX PHARMACEUTICALS LLC
101 Lindenwood Drive, Suite 225
Malvern, Pennsylvania 19355

May 12, 2017

To the Office of the Secretary of State of the State of Delaware:

VIRPAX PHARMACEUTICALS LLC, a Delaware limited liability company, hereby authorizes and consents to VIRPAX PHARMACEUTICALS, INC., a Delaware corporation, being formed in the State of Delaware, and using its name in the State of Delaware.

VIRPAX PHARMACEUTICALS LLC

By: /s/ Anthony P. Mack

Name: Anthony P. Mack
Title: Authorized Person

33266/1
200791259.1